UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Permian Acquisition Transaction

On March 1, 2013, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”) and a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (“Resolute” or the “Company”), delivered a Notice of Intent to Exercise Option (“Notice”) pursuant to Section 2.05 of that certain Purchase, Sale and Option Agreement dated December 28, 2012 (the “Purchase Agreement”), by and among RSP Permian, L.L.C., Wallace Family Partnership, LP and Ted Collins, Jr. (“Sellers”), and Resolute Southwest. The Notice relates to the option (the “Option”) granted under the Purchase Agreement, which provides Resolute Southwest the option to acquire the Sellers’ remaining undivided 67.65% interest in the properties covered by the Purchase Agreement (the “Option Properties”) for $230 million, subject to customary purchase price adjustments. The Notice informs the Sellers of Resolute Southwest’s intent to exercise the Option, but does not obligate Resolute Southwest to exercise the Option. Resolute Southwest may elect at any time prior to the Option termination date to exercise the Option or allow it to terminate unexercised. Resolute Southwest and Sellers have also agreed to extend the Option termination date to March 22, 2013, rather than March 18, 2013, to allow the parties additional time to meet the various conditions to closing.

Certain other working interest holders in the Option Properties exercised a right to “tag-along” on the initial purchase and sale described above. Resolute Southwest entered into a Purchase, Sale and Option Agreement substantially identical to the Purchase Agreement described above and acquired an undivided 32.35% interest in the interests in the subject properties held by such tag-along holders. Under the terms of the tag-along purchase agreement, the tag-along holders granted to Resolute Southwest the option to acquire their remaining undivided 67.65% interest in the properties. The purchase price for the remaining interest in the properties is $30.9 million, subject to customary purchase price adjustments. A substantially identical Notice of Intent to Exercise Option was delivered to the tag-along holders and identical amendments were also made to extend the Option termination date to March 22, 2013, rather than March 18, 2013 under the tag-along purchase agreement.

Resolute is currently working to secure financing for the purchase of the properties described above, although no assurance can be given that it will be successful in securing such financing.

Marketing of Bakken Properties

Resolute has also announced that it has retained BMO Capital Markets Corp. to assist it in offering its Bakken properties for sale. Sale of the Company’s Bakken properties will be considered both in the context of acquiring the Option Properties and independently thereof. Any such sale will require the approval of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President